EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Record Fourth-Quarter and Full-Year Revenue
20 Percent Target Revenue CAGR through 2020

BEDFORD, Mass., February 7, 2018 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the fourth quarter and full year ended December 30, 2017.

“In our first full year as a solely consumer-focused business, we delivered fantastic quarterly and full-year revenue growth of 54% and 34% respectively, over Q4 and full-year 2016. Record Q4 revenue was driven by very strong sales in the United States, and in EMEA, as the overall category continued to grow at an accelerating rate. We achieved record growth while maintaining unambiguous global product and brand leadership in the robotic vacuum cleaner (RVC) category.

“In 2018, we expect to cross the billion-dollar revenue threshold and deliver $1.05 to $1.08 billion in revenue, which is year-over-year growth of 19% to 22%, operating income of $86 to $96 million and EPS of $2.10 to $2.35.

“The opportunity ahead of us is tremendous. Global household penetration of robotic vacuum cleaners remains extremely low, in the single digits. Strong economic conditions worldwide are fueling overall global growth and positive consumer sentiment. We have demonstrated that in regions where we have run marketing programs to educate prospective customers about Roomba, we have increased our market share, and our recent distributor acquisitions enable us to extend our strategic marketing programs to Japan and Europe.

“Further, the global RVC category grew more than 25% in 2017, and we expect category growth to continue as we and competitors invest to drive awareness. And, we have seen retailers in the United States increasingly embracing and promoting the category through national advertising programs featuring RVCs, as well as allocating increased shelf space and investing in high-visibility displays.

“These are the growth drivers we see for Roomba, but we believe there is also a great opportunity to drive adoption of our Braava products through campaigns targeted at our millions of Roomba customers.

“There is a lot to be excited about. 2017 was a critical year for iRobot as the first full year focused solely on developing and delivering products for the home. We delivered outstanding financial results for the year while successfully executing the acquisition of two major distributors in key markets and extending our control over 75% of our global revenue.

“In 2018, we plan to capitalize on the incremental investments we made in 2017 with the introduction of new products in the second half of the year. We expect double-digit revenue growth in all regions as we continue to evolve and extend our proven sales and marketing initiatives in overseas markets. In the U.S., we expect continued strong sales following our 40+% growth in 2017,” said Colin Angle, chairman and chief executive officer of iRobot.

Financial Results

•
Revenue for the fourth quarter of 2017 was $326.9 million, compared with $212.5 million for the fourth quarter of 2016. Revenue for the full year 2017 was $883.9 million, compared with $660.6 million for the full year 2016. Full-year 2017 and 2016 revenue included $0.3 million and $4.8 million respectively, of D&S and other revenue.

•
Operating income in the fourth quarter of 2017 was $23.1 million, compared with $18.7 million in the fourth quarter of 2016. Operating income for the full year 2017 was $72.7 million, compared with $57.6 million for the full year 2016.

•
Quarterly earnings per share were $0.16 for the fourth quarter of 2017, compared with $0.49 in the fourth quarter of 2016. Fourth-quarter 2017 earnings per share included a negative ($0.41) impact from the new tax reform law for the remeasurement of our net deferred tax assets and a provisional repatriation toll charge, as well as a discrete tax benefit of $0.03 relating to the new 2017 stock compensation accounting standard. Full-year 2017 EPS was $1.77, compared with $1.48 for full-year 2016. Full-year 2017 earnings per share included a negative ($0.41) impact from the new tax reform law for the remeasurement of our net deferred tax assets and a provisional repatriation toll charge, as well as a discrete tax benefit of $0.41 relating to the new 2017 stock compensation accounting standard. Fourth-quarter 2016 earnings per share included a $0.03 benefit associated with a change in accounting treatment of an equity investment and a $0.01 contribution from transition services provided to our former D&S business. Full-year 2016 earnings per share included a negative ($0.10) impact from the divestiture of the D&S business and a $0.03 contribution from the sale of an investment.

Business Highlights

•
In the fourth quarter, the positive impact of our targeted marketing programs in the U.S., EMEA and Japan drove year-over-year Q4 revenue growth of 54%. Fourth-quarter consumer revenue grew 47% in the United States, 34% in Japan and more than doubled in EMEA, in each case over Q4 2016.

•	In Q4, we launched our first ever Braava national television program in the U.S., which drove Braava family revenue growth of 65% in the U.S. over full-year 2016.

•
We announced an agreement with Black & Decker in which Black & Decker agreed to discontinue sales of all home robotic vacuums for a certain period of time after selling through its existing inventory. This represents another win in an ongoing effort by iRobot to defend and protect its valuable intellectual property.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 29, 2018.

(Dollars in millions except Earnings Per Share)

Fiscal Year 2018
Revenue	$1,050 - $1,080
Operating Income	$86 - $96
Tax Rate (before discrete items)	25 - 27%
Earnings Per Share	$2.10 - $2.35

Three-Year Financial Targets 2018 - 2020
Revenue Growth	Approximately 20%
Gross Margin	50 - 51%
Operating Margin	Increasing to 10%

Fourth-Quarter and Full-Year Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter and full-year 2017, the outlook for full-year 2018 financial performance, and the company’s three-year financial targets for 2018 through 2020.

Pertinent details include:

Date:	Thursday, February 8
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	4995868

A live, audio broadcast of the conference call also will be available at http://investor.irobot.com/events/event-details/q4-2017-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 15, and can be accessed by dialing 404-537-3406, passcode 4995868.

About iRobot Corp.
iRobot, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Vacuuming Robot in 2002. Today, iRobot is a global enterprise that has sold more than 20 million robots worldwide. iRobot's product line, including the Roomba and the Braava™ family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot's engineers are building an ecosystem of robots and data to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; revenue growth; demand for robotic vacuum cleaners, and for our Roomba® and Braava® robots; the impact of sales and marketing initiatives; the impact of investments in research and development, technology and innovation; the introduction of new products and the timing and impact thereof; the impact of our acquisition of our largest European distributor; anticipated revenue, revenue growth, operating income and earnings per share for the fiscal year ended December 29, 2018; and anticipated revenue growth, gross margin and operating income as a percent of revenue for the next three fiscal years. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenue	$326,897	$212,494	$883,911	$660,604
Cost of revenue:
Cost of product revenue	166,046	104,988	438,114	337,832
Amortization of intangible assets	7,309	864	12,638	3,457
Total cost of revenue	173,355	105,852	450,752	341,289
Gross margin	153,542	106,642	433,159	319,315
Operating expenses:
Research and development	32,631	21,861	113,149	79,805
Selling and marketing	70,766	48,153	162,110	115,125
General and administrative	26,806	17,909	84,771	66,828
Amortization of intangible assets	267	—	439	—
Total operating expenses	130,470	87,923	360,469	261,758
Operating income	23,072	18,719	72,690	57,557
Other income (expense), net	(614)	1,662	3,676	3,804
Income before income taxes	22,458	20,381	76,366	61,361
Income tax expense	17,838	6,700	25,402	19,422
Net income	$4,620	$13,681	$50,964	$41,939

Net income per share
Basic	$0.17	$0.50	$1.85	$1.51
Diluted	$0.16	$0.49	$1.77	$1.48

Number of shares used in per share calculations
Basic	27,885	27,159	27,611	27,698
Diluted	28,792	27,823	28,753	28,292

Stock-based compensation included in above figures:
Cost of revenue	$331	$205	$1,082	$760
Research and development	1,501	1,048	5,009	3,646
Selling and marketing	702	692	2,571	2,008
General and administrative	3,148	2,269	11,089	9,581
Total	$5,682	$4,214	$19,751	$15,995

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$128,635	$214,523
Short term investments	37,225	39,930
Accounts receivable, net	142,829	73,048
Inventory	106,932	50,578
Other current assets	19,105	5,591
Total current assets	434,726	383,670
Property and equipment, net	44,579	27,532
Deferred tax assets	31,531	30,585
Goodwill	121,440	41,041
Intangible assets, net	44,712	12,207
Other assets	14,534	12,877
Total assets	$691,522	$507,912

Liabilities and stockholders' equity
Accounts payable	$116,316	$67,281
Accrued expenses	73,647	40,869
Deferred revenue and customer advances	7,761	4,486
Total current liabilities	197,724	112,636
Deferred tax liabilities	9,539	—
Other long term liabilities	13,932	6,320
Total long term liabilities	23,471	6,320
Stockholders' equity	470,327	388,956
Total liabilities and stockholders' equity	$691,522	$507,912

iRobot Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	December 30, 2017	December 31, 2016
Cash flows from operating activities:
Net income	$50,964	$41,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,499	13,606
Gain on sale of business unit and cost method investment	(1,267)	(1,067)
(Income) loss on equity method investment	65	(1,376)
Impairment on cost method investment	155	—
Gain on business acquisition	(2,243)	—
Stock-based compensation	19,751	15,995
Deferred income taxes, net	(999)	3,557
Tax benefit of excess stock-based compensation deductions	—	(2,971)
Non-cash director deferred compensation	65	82
Other	1,846	—
Changes in operating assets and liabilities — (use) source
Accounts receivable	(53,251)	25,682
Inventory	(1,470)	(981)
Other assets	(10,562)	3,187
Accounts payable	17,457	6,502
Accrued liabilities	23,447	10,181
Deferred revenue and customer advances	2,149	2,996
Long term liabilities	4,709	(908)
Net cash provided by operating activities	76,315	116,424

Cash flows from investing activities:
Additions of property and equipment	(23,371)	(10,817)
Change in other assets	(1,542)	(2,093)
Proceeds from sale of business unit and cost method investment	1,267	24,154
Cash paid for business acquisitions, net of cash acquired	(148,765)	—
Purchases of investments	(10,578)	(16,554)
Sales and maturities of investments	13,066	9,500
Net cash provided by (used in) investing activities	(169,923)	4,190

Cash flows from financing activities:
Proceeds from stock option exercises	10,573	9,344
Income tax withholding payment associated with restricted stock vesting	(2,983)	(1,300)
Stock repurchases	—	(97,021)
Tax benefit of excess stock-based compensation deductions	—	2,971
Net cash provided by (used in) financing activities	7,590	(86,006)

Effect of exchange rate changes on cash and cash equivalents	130	—
Net increase (decrease) in cash and cash equivalents	(85,888)	34,608
Cash and cash equivalents, at beginning of period	214,523	179,915
Cash and cash equivalents, at end of period	$128,635	$214,523

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Revenue: *
Consumer	$326,897	$212,096	$883,655	$655,850
Domestic	$182,509	$123,969	$452,307	$319,078
International	$144,388	$88,127	$431,348	$336,772

Other revenue	$—	$398	$256	$4,754

Gross Margin Percent	47.0%	50.2%	49.0%	48.3%

Consumer units shipped*	1,340	940	3,698	2,943
Vacuum	1,199	786	3,193	2,465
Mopping	141	149	503	457

Consumer revenue**	$327	$212	$884	$656
Vacuum***	$305	$192	$807	$591
Mopping***	$24	$20	$78	$64

Average gross selling prices for robot units - Consumer	$305	$268	$276	$249

Days sales outstanding	40	31	40	31

Days in inventory	56	42	56	42

Headcount	920	607	920	607

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Net income	$4,620	$13,681	$50,964	$41,939

Interest income, net	(226)	(247)	(1,649)	(934)
Income tax expense	17,838	6,700	25,402	19,422
Depreciation	3,396	2,528	12,284	9,974
Amortization	7,610	907	13,215	3,632

EBITDA	33,238	23,569	100,216	74,033

Stock-based compensation expense	5,682	4,214	19,751	15,995
Net merger, acquisition and divestiture expense	657	619	3,109	1,848
Gain on business acquisition	—	—	(2,243)	—
Net intellectual property litigation expense	3,158	201	5,068	665
Restructuring expense	—	—	—	1,857

Adjusted EBITDA	$42,735	$28,603	$125,901	$94,398
Adjusted EBITDA as a % of revenue	13.1%	13.5%	14.2%	14.3%

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.